As filed with the Securities and Exchange Commission on May 14, 1997

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------


                                  VOXWARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                    36-3934824
    ------------------------                        ----------------
    (State or other juris-                          (I.R.S. Employer
    diction of incorporation                          Identification
    or organization)                                     Number)


                              305 COLLEGE ROAD EAST
                           PRINCETON, NEW JERSEY 08540
                                 (609) 514-4100
  ----------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                      VOXWARE, INC. 1994 STOCK OPTION PLAN.

                VOXWARE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN.

    STOCK OPTION AGREEMENT DATED AS OF MAY 19, 1995 BETWEEN VOXWARE, INC. AND
                                 SUAT YELDENER.
    -------------------------------------------------------------------------
                            (full title of the plan)


                                MICHAEL GOLDSTEIN
                                  VOXWARE, INC.
                              305 COLLEGE ROAD EAST
                           PRINCETON, NEW JERSEY 08540
                                 (609) 514-4100
      -------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:


                                PAUL JACOBS, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

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                         (Facing Page Continued on Following Page)


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


                              CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  Title of Securities                                   Proposed maximum               Proposed maximum            Amount of
   to be registered      Amount to be registered     offering price per unit(1)  aggregate offering price(1)    registration fee
====================================================================================================================================
Common Stock $.001 par
value per share........       2,575,000 SHARES            $4.00                        $10,300,000                  $3,122.00
===================================================================================================================================

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 9, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Voxware, Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's prospectus dated October 30, 1996, containing audited financial statements for the fiscal year ended June 30, 1996.

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

          (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996.

          (d) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated September 19, 1996.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-laws also provide that the Company shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions. In addition, the Company has entered into Indemnity Agreements with its directors and officers providing for the maximum indemnification allowed by Section 145.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

ITEM 8.     EXHIBITS

     4(a)*  Certificate of Incorporation of Voxware, Inc., as amended

      (b)*  Bylaws of Voxware, Inc.

      (c)   Voxware, Inc. 1994 Stock Option Plan

      (d)   Voxware, Inc. 1996 Employee Stock Purchase Plan

      (e)   Stock Option Agreement between Voxware, Inc. and Suat Yeldener

     5      Opinion of Fulbright & Jaworski L.L.P.

    23(a)   Consent of Arthur Andersen LLP

      (b)   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

    24      Power of Attorney (included in signature page)

---------------------

* Incorporated by reference to Voxware, Inc.'s Registration Statement on Form S-1 (file No. 333-08393), filed on July 18, 1996.

ITEM 9.     UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica- tion by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey on May 12, 1997.

                                    VOXWARE, INC.


                                    By: /s/ Michael Goldstein
                                       Michael Goldstein
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints MICHAEL GOLDSTEIN and KENNETH H. TRAUB, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Michael Goldstein      President, Chief Executive
------------------------   Officer and Director                           May 12, 1997
Michael Goldstein          (principal executive officer)


/s/ Kenneth H. Traub       Executive Vice President, Chief
------------------------   Financial Officer, Secretary and Director      May 12, 1997
Kenneth H. Traub           (principal financial officer)


/s/ J. Gerard Aguilar
------------------------   Director                                       May 12, 1997
J. Gerard Aguilar


/s/ William J. Geary
------------------------   Director                                       May 12, 1997
William J. Geary


/s/ Jordan S. Davis
------------------------   Director                                       May 12, 1997
Jordan S. Davis


/s/ Andrew I. Fillat
------------------------   Director                                       May 12, 1997
Andrew I. Fillat


/s/ David Roux
------------------------   Director                                       May 12, 1997
David Roux


/s/ Richard M. Schell
------------------------   Director                                       May 12, 1997
Richard M. Schell


/s/ Nicholas Narlis        Controller, Chief Accounting                   May 12, 1997
------------------------   Officer and Treasurer
Nicholas Narlis            (principal accounting officer)

                                    II-5